EXHIBIT 32.2

STATEMENT OF CHIEF FINANCIAL OFFICER

UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

I, Steven M. Healy, the Chief Financial Officer/Principal Accounting Officer of Imperial Industries, Inc. (the “Company”), certify for the purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code that, to the best of my knowledge,

(i)

the Quarterly Report of the Company on Form 10-Q, for the quarterly period ended September 30, 2007 (the “Report”), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and

(ii)

the information contained in the Report fairly present, in all material respects, the financial condition and results of operations of the Company.

Date:

November 14, 2007

/s/ STEVEN M. HEALY, CPA
Steven M. Healy, CPA
Chief Financial Officer/
Principal Accounting Officer

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO THE COMPANY AND WILL BE RETAINED BY THE COMPANY AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.